Exhibit 99.1

RLH CORPORATION REPORTS SECOND QUARTER 2018 RESULTS

DENVER, (August 9, 2018) - Red Lion Hotels Corporation (the “Company”) (NYSE: RLH), a growing hospitality company doing business as RLH Corporation that franchises upscale, midscale and economy hotels, today reported second quarter 2018 results.

Highlights

•

Net loss was $2.3 million for the three months ended June 30, 2018 compared to a net loss of $66,000 in the prior year period. The increased loss was tied to the lost income from seven hotels that have been sold in the first half of 2018.

•

The Company reported Adjusted EBITDA of $5.6 million for the three months ended June 30, 2018 and $6.0 million for the six months ended June 30, 2018. These results are in line with the Company’s expectations for the first six months of 2018. The second half of the year is expected to be positively affected by the Knights Inn acquisition which closed on May 15, 2018 and from reductions in costs associated with the Company transitioning out of the hotel ownership business and concentrating on growing more profitable franchise operations.

•

Through July 2018, the Company has completed the sales of nine of the 11 hotels previously identified for disposal with eight of the buyers entering into new franchise agreements. These sales are expected to generate a gain of approximately $40 million. The sales to date have generated gross proceeds of more than $116 million and the prices achieved are in line with the guidance we provided earlier in the year. The $73 million of debt held by the joint venture at December 31, 2017 was repaid fully with the proceeds. The Company also received a joint venture distribution of more than $20 million that will be used strategically to reduce debt.

•	Given continued strong market conditions, the Company decided to market three additional hotels in Anaheim, Atlanta and Kalispell and anticipates gross proceeds in excess of $40 million.

•	The Company expects the completed hotel sales will provide cash reserves that can be used to execute additional franchise acquisitions in the future.

•

The Company has executed 93 franchise agreements through the date of this release against its target of 150 to 200 for 2018, excluding the 361 Knights Inn franchises strategically acquired in May 2018.

•

Midscale Franchise RevPAR increased 1.2 percent. Approximately eighty percent of the Company’s franchised hotels have a fixed fee representing an important hedge against an economic downturn and providing stability of its base franchise revenues and cash flow.

•

The Company focused efforts on rationalizing and reducing the costs of running franchise operations with the goal of increasing its divisional margins in 2018 by more than 600 basis points compared to 2017. These cost rationalization efforts began in November 2017 and are expected to continue throughout 2018. The Company recently closed its office in Florida and has consolidated most of those resources into the Denver office with the objective of improving productivity. In addition, the Company’s outside website operations has been consolidated into an internal department to handle development and operating costs internally with targeted strategic benefits and annual operating savings of $2 million.

“The first six months of 2018 demonstrates our team’s ability to quickly transform RLH Corporation into a high-margin non-capital-intensive franchise fee business,” said Greg Mount, RLH Corporation President and Chief Executive Officer. “We have significantly reduced the risk in our business model by selling nine hotels and repositioning our capital for growth. Those sales have fully eliminated joint venture debt of more than $73 million and resulted in a $20 million distribution from the joint venture to us. We are now positioned to use our cash reserves and capital capacity to grow our franchise business aggressively through targeted acquisitions. Our team has exceptional efficiency in executing this aggressive growth strategy, evidenced by the integration of Inner Circle’s 10 upscale hotels earlier this year and by the acquisition of Knights Inn in May.”

Balance Sheet

With the July sale of two additional properties nine of the targeted 11 hotel sales have been completed. We have generated more than $116 million of gross hotel proceeds, in line with the guidance the Company previously provided. Through July 2018, these proceeds allowed the Company to fully repay joint venture debt of $73 million and to receive a $20 million distribution from the joint venture.

2018 Expectations

In 2018, the anticipated sales of hotels will reduce the Company Hotel divisional profitability. As the sales are closed, the Company will disclose the material terms of each transaction in its 8K filings including the historical Adjusted EBITDA relating to the hotels sold. Due to the inability to predict the timing of the hotel sales, guidance for the 2018 fiscal year will concentrate on the Company’s Franchise business, which will represent the majority of the ongoing future earnings of the Company.

Franchise Division:

•	2018 midscale system-wide RevPAR expected to increase 1 percent to 3 percent year- over-year.

•	Franchise divisional profit expected to be between $19 million and $20 million.

2

•	Franchise divisional profit margin is expected to increase from 28.3 percent in 2017 to between 34 percent and 35 percent.

•	General and administrative expenses are expected to be $15.5 million to $16.5 million, consistent with the prior year.

•

With our increased focus on our franchising operations, the Company expects to reduce Franchise division costs by $4 million to $5 million on an annualized basis and these cost reduction efforts will be ongoing.

•

The Company expects to execute between 150 and 200 license agreements in 2018 excluding the acquisition of Knights Inn. Knights Inn acquisition closed on May 15, 2018 and we have now integrated 361 franchised properties.

Hotel Division:

•

The aggregate Adjusted EBITDA contribution for the five hotels currently being marketed for sale was $8.7 million for 2017 and $4.2 million for the year to date for 2018. The 2018 Adjusted EBITDA for each of these five hotels will be included in reported results through the dates of each of the respective hotel sales.

•

The 2018 Adjusted EBITDA for the nine hotels sold to date in 2018 was $3.1 million through the earlier of their respective sales dates or June 30, 2018. The Adjusted EBITDA for these nine hotels was $14.5 million for fiscal 2017.

Conference Call Information

RLH Corporation will conduct a conference call on Thursday, August 9th at 11:00 a.m. Eastern Time, to discuss the results for interested investors, analyst and portfolio managers. Hosting the call will be RLH Corporation President & Chief Executive Officer Greg Mount and Chief Financial Officer Doug Ludwig.

To participate in the conference call, please dial the following number 10 minutes prior to the scheduled time: (877) 407-8289. International callers should dial (201) 689-8341.

This conference call will also be webcast live on www.rlhco.com in the Investor Relations section of the website. To listen to the live call, please go to the RLH Corporation website at least 15 minutes prior to the start of the call to register and to download and install any necessary audio software. For those unable to participate during the live broadcast, a replay will be available at approximately 8:00 p.m. Eastern Time on [August 9, 2018 through August 24, 2018, at (877) 660-6853 or (International) (201) 612-7415, using access code 13681694]. The replay will also be available shortly after the call on the Company’s website.

About RLH Corporation

Red Lion Hotels Corporation is an innovative hotel company doing business as RLH Corporation and focuses on the franchising, management and ownership of upscale, midscale and economy hotels. The Company strives to maximize return on invested capital for hotel owners across North America through relevant brands, industry-leading technology and forward-thinking services. For more information, please visit the company’s website at www.rlhco.com.

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Forward Looking Statements

This press release contains forward-looking statements within the meaning of federal securities law, including statements concerning plans, objectives, goals, strategies, projections of future events or performance and underlying assumptions (many of which are based, in turn, upon further assumptions). The forward-looking statements in this press release are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those expressed. Such risks and uncertainties include, among others, economic cycles; international conflicts; changes in future demand and supply for hotel rooms; competitive conditions in the lodging industry; relationships with franchisees and properties; impact of government regulations; ability to obtain financing; changes in energy, healthcare, insurance and other operating expenses; ability to sell non-core assets; ability to locate lessees for rental property; dependency upon the ability and experience of executive officers and ability to retain or replace such officers as well as other matters discussed in the Company’s annual report on Form 10-K for the year ended December 31, 2017, and in other documents filed by the Company with the Securities and Exchange Commission.

To learn more about franchising with RLH Corporation, visit franchise.rlhco.com. We don’t wait for the future. We create it.

Social Media:

www.Facebook.com/myhellorewards

www.Twitter.com/myhellorewards

www.Instagram.com/myhellorewards

www.Linkedin.com/company/rlhco

Investor Relations Contact:

Amy Koch

Investor Relations Manager

509.777.6417

investorrelations@rlhco.com

Media Contact:

Dan Schacter

Director, Social Engagement and Public Relations

509-777-6222

dan.schacter@rlhco.com

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RED LION HOTELS CORPORATION

Condensed Consolidated Statements of Comprehensive Income (Loss)

(unaudited)

(In thousands, except footnotes and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenue:
Company operated hotels	$23,904	$32,274	$45,907	$56,970
Other revenues from managed properties	1,101	1,067	1,994	1,993
Franchised hotels	13,601	12,427	23,724	23,331
Other	6	61	26	116

Total revenues	38,612	45,829	71,651	82,410

Operating expenses:
Company operated hotels	16,736	23,688	36,283	45,166
Other costs from managed properties	1,101	1,067	1,994	1,993
Franchised hotels	9,365	8,870	17,266	17,402
Depreciation and amortization	4,701	4,572	9,093	9,082
Hotel facility and land lease	1,187	1,202	2,391	2,403
Gain on asset dispositions, net	(1,855)	(102)	(15,898)	(221)
General, administrative and other expenses	5,711	4,052	9,190	7,715
Acquisition and integration costs	1,997	186	2,101	11

Total operating expenses	38,943	43,535	62,420	83,551

Operating income (loss)	(331)	2,294	9,231	(1,141)

Other income (expense):
Interest expense	(1,702)	(2,037)	(3,949)	(3,995)
Other income (loss), net	22	49	180	224

Total other income (expense)	(1,680)	(1,988)	(3,769)	(3,771)

Income (loss) from continuing operations before taxes	(2,011)	306	5,462	(4,912)
Income tax expense (benefit)	(348)	193	(213)	270

Net income (loss) from continuing operations	(1,663)	113	5,675	(5,182)

Discontinued operations:
Income (loss) from discontinued business unit, net of income tax expense (benefit) of ($21) and $69	—	(38)	—	134

Net income (loss)	(1,663)	75	5,675	(5,048)
Net (income) loss attributable to noncontrolling interest	(659)	(141)	(5,409)	1,378

Net income (loss) and comprehensive income (loss) attributable to RLH Corporation	$(2,322)	$(66)	$266	$(3,670)

RED LION HOTELS CORPORATION

Condensed Consolidated Statements of Comprehensive Income (Loss) - Continued

(unaudited)

(In thousands, except footnotes and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Earnings (loss) per share - basic
Income (loss) from continuing operations attributable to RLH Corporation	$(0.10)	$—	$0.01	$(0.16)
Income (loss) from discontinued operations	—	—	—	—

Net income (loss) attributable to RLH Corporation	$(0.10)	$—	$0.01	$(0.16)

Earnings (loss) per share - diluted
Income (loss) from continuing operations attributable to RLH Corporation	$(0.10)	$—	$0.01	$(0.16)
Income (loss) from discontinued operations	—	—	—	—

Net income (loss) attributable to RLH Corporation	$(0.10)	$—	$0.01	$(0.16)

Weighted average shares - basic	24,352	23,548	24,227	23,509
Weighted average shares - diluted	24,352	23,548	25,239	23,509

Non-GAAP Financial Measures (1)
EBITDA from continuing operations	$4,392	$6,915	$18,504	$8,165
Adjusted EBITDA from continuing operations	$5,550	$7,104	$5,971	$8,276

(1)	The definitions of “EBITDA” and “Adjusted EBITDA” and how those measures relate to net income (loss) are discussed further in this release under Reconciliation of Non-GAAP Financial Measures.

RED LION HOTELS CORPORATION

Condensed Consolidated Balance Sheets

(unaudited)

(In thousands, except share data)

	June 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$26,203	$32,429
Restricted cash	13,033	12,429
Accounts receivable, net	18,420	13,143
Accounts receivable from related parties	—	1,520
Notes receivable, net	1,642	1,098
Inventories	318	443
Prepaid expenses and other	5,193	4,862
Assets held for sale	27,416	34,359

Total current assets	92,225	100,283

Property and equipment, net	126,931	167,938
Goodwill	17,693	9,404
Intangible assets, net	66,406	50,749
Other assets, net	7,004	1,976

Total assets	$310,259	$330,350

LIABILITIES
Current liabilities:
Accounts payable	$6,036	$4,100
Accrued payroll and related benefits	4,533	7,457
Other accrued liabilities	6,763	4,094
Long-term debt, due within one year	38,336	62,914
Contingent consideration for acquisition due to related party, due within one year	3,000	9,289

Total current liabilities	58,668	87,854

Long-term debt, due after one year, net of debt issuance costs	52,924	48,483
Deferred income and other long-term liabilities	1,577	1,554
Deferred income taxes	1,659	2,219

Total liabilities	114,828	140,110

Commitments and contingencies
STOCKHOLDERS’ EQUITY
RLH Corporation stockholders’ equity:
Preferred stock - 5,000,000 shares authorized; $0.01 par value; no shares issued or outstanding	—	—
Common stock - 50,000,000 shares authorized; $0.01 par value; 24,246,518 and 23,651,212 shares issued and outstanding	242	237
Additional paid-in capital, common stock	182,192	178,028
Accumulated deficit	(15,712)	(15,406)

Total RLH Corporation stockholders’ equity	166,722	162,859
Noncontrolling interest	28,709	27,381

Total stockholders’ equity	195,431	190,240

Total liabilities and stockholders’ equity	$310,259	$330,350

RED LION HOTELS CORPORATION

Condensed Consolidated Statements of Cash Flows

(unaudited)

(In thousands)

	Six Months Ended June 30,
	2018	2017
Operating activities:
Net income (loss)	$5,675	$(5,048)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	9,093	9,139
Amortization of debt issuance costs	781	596
Gain on disposition of property, equipment and other assets, net	(15,850)	(217)
Deferred income taxes	(560)	264
Stock based compensation expense	1,736	1,494
Provision for doubtful accounts	479	108
Fair value adjustments to contingent consideration	581	28
Change in current assets and liabilities, net of business acquired:
Accounts receivable, net	(2,308)	(3,953)
Notes receivable, net	(7)	(32)
Inventories	(91)	(48)
Prepaid expenses and other	(6,093)	(469)
Accounts payable	1,788	(470)
Other accrued liabilities	30	515

Net cash provided by (used in) operating activities	(4,746)	1,907

Investing activities:
Capital expenditures	(3,684)	(5,417)
Contingent consideration paid for Vantage acquisition	(4,000)	—
Acquisition of Knights Inn	(27,000)	—
Net proceeds from disposition of property and equipment	59,781	21
Collection of notes receivable related to property sales	—	200
Advances on notes receivable	(537)	(419)

Net cash provided by (used in) investing activities	24,560	(5,615)

Financing activities:
Borrowings on long-term debt	30,000	2,794
Repayment of long-term debt	(49,725)	(630)
Debt issuance costs	(1,193)	(29)
Distributions to noncontrolling interest	(4,081)	(666)
Stock-based compensation awards canceled to settle employee tax withholding	(576)	(292)
Stock option and stock purchase plan issuances, net and other	139	60

Net cash provided by (used in) financing activities	(25,436)	1,237

Change in cash, cash equivalents and restricted cash:
Net increase (decrease) in cash, cash equivalents and restricted cash	(5,622)	(2,471)
Cash, cash equivalents and restricted cash at beginning of period	44,858	47,609

Cash, cash equivalents and restricted cash at end of period	$39,236	$45,138

RED LION HOTELS CORPORATION

Additional Hotel Statistics

(unaudited)

	Franchised		Company Operated		Total Systemwide
	Hotels	Total Available Rooms	Hotels	Total Available Rooms	Hotels	Total Available Rooms
Beginning quantity, January 1, 2018	1,061	65,200	21	4,300	1,082	69,500
Newly opened/acquired properties	402	26,700	—	—	402	26,700
Terminated properties(1)	(71)	(5,800)	—	—	(71)	(5,800)
Change from company operated to franchised	7	1,200	(7)	(1,200)	—	—

Ending quantity, June 30, 2018	1,399	87,300	14	3,100	1,413	90,400

Executed franchise license and management agreements, six months ended June 30, 2018:
New franchise / management agreements	35	4,400	—	—	35	4,400
Renewals / changes of ownership	35	2,000	—	—	35	2,000
Change from company operated to franchised	7	1,200	(7)	(1,200)	—	—

Total executed franchise license and management agreements, six months ended June 30, 2018	77	7,600	(7)	(1,200)	70	6,400

Comparable Hotel Statistics(1)
	For the Three Months Ended June 30,
	2018			2017
	Average Occupancy (2)	ADR (3)	RevPAR (4)	Average Occupancy (2)	ADR (3)	RevPAR (4)
Systemwide - Midscale	63.9%	$100.99	$64.58	64.0%	$100.27	$64.19

Change from prior comparative period:	Average Occupancy (2)	ADR (3)	RevPAR (4)
Systemwide - Midscale	(7) bps	0.7%	0.6%

	For the Six Months Ended June 30,
	2018			2017
	Average Occupancy (2)	ADR (3)	RevPAR (4)	Average Occupancy (2)	ADR (3)	RevPAR (4)
Systemwide - Midscale	58.9%	$96.15	$56.66	58.6%	$96.17	$56.32

Change from prior comparative period:	Average Occupancy (2)	ADR (3)	RevPAR (4)
Systemwide - Midscale	35 bps	—%	0.6%

(1)

Certain operating results for the periods included in this report are shown on a comparable hotel basis. Comparable hotels are defined as hotels that were in the system for at least one full calendar year as of the beginning of the current year under materially similar operations.

(2)

Average occupancy represents total paid rooms divided by total available rooms. Total available rooms represents the number of rooms available multiplied by the number of days in the reported period and includes rooms taken out of service for renovation.

(3)	Average daily rate (ADR) represents total room revenues divided by the total number of paid rooms occupied by hotel guests.
(4)	Revenue per available room (RevPAR) represents total room and related revenues divided by total available rooms.

RED LION HOTELS CORPORATION

Comparable Operations and Data From Operations

(unaudited)

(In thousands)

Certain operating results for the periods included in this report are shown on a comparable hotel basis. Comparable hotels are defined as properties that were operated by the Company for at least one full calendar year as of the beginning of the current year other than hotels for which comparable results were not available. Comparable results excludes two hotels in the second quarter and seven hotels for the six months ended June 30, all of which were sold and converted to franchise agreements in RL Venture sales transactions in 2018. In addition, we exclude revenue earned and expenses incurred related to our hotel management agreements.

RLH Corporation utilizes these comparable measures because management finds them a useful tool to perform more meaningful comparisons of past, present and future operating results and as a means to evaluate the results of core, ongoing operations. The Company believes the comparable measures are a complement to reported operating results. Comparable operating results are not intended to represent reported operating results defined by generally accepted accounting principles in the United States (GAAP), and such information should not be considered as an alternative to reported information or any other measure of performance prescribed by GAAP.

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Company operated hotel revenue	$23,904	$32,274	$45,907	$56,970
less: revenue from sold and closed hotels	(432)	(9,358)	(4,357)	(16,004)
less: revenue from managed properties	(256)	(273)	(467)	(475)

Comparable company operated hotel revenue	$23,216	$22,643	$41,083	$40,491

Company operated hotel operating expenses	$16,736	$23,688	$36,283	$45,166
less: operating expenses from sold and closed hotels	(559)	(7,471)	(4,735)	(13,888)
less: operating expenses from managed properties	(187)	(181)	(352)	(332)

Comparable company operated hotel operating expenses	$15,990	$16,036	$31,196	$30,946

Company operated hotel direct operating profit	$7,168	$8,586	$9,624	$11,804
less: operating profit (loss) from sold and closed hotels	127	(1,887)	378	(2,116)
less: operating profit (loss) from managed properties	(69)	(92)	(115)	(143)

Comparable company operated hotel direct operating profit	$7,226	$6,607	$9,887	$9,545

Comparable company operated hotel direct margin %	31.1%	29.2%	24.1%	23.6%

RED LION HOTELS CORPORATION

Reconciliation of Non-GAAP Financial Measures

(unaudited)

(In thousands)

EBITDA is defined as net income (loss), before interest, taxes, depreciation and amortization. The Company believes it is a useful financial performance measure due to the significance of the long-lived assets and level of indebtedness.

Adjusted EBITDA is an additional measures of financial performance. The Company believes that the inclusion or exclusion of certain special items, such as gains and losses on asset dispositions and impairments, is necessary to provide the most accurate measure of core operating results and as a means to evaluate comparative results.

EBITDA and Adjusted EBITDA are commonly used measures of performance in the industry. RLH Corporation utilizes these measures because management finds them a useful tool to calculate more meaningful comparisons of past, present and future operating results and as a means to evaluate the results of core, ongoing operations. The Company believes they are a complement to reported operating results. EBITDA and Adjusted EBITDA are not intended to represent net income (loss) defined by generally accepted accounting principles in the United States (GAAP), and such information should not be considered as an alternative to reported information or any other measure of performance prescribed by GAAP. In addition, other companies in the industry may calculate EBITDA and, in particular, Adjusted EBITDA differently than the Company does or may not calculate them at all, limiting the usefulness of EBITDA and Adjusted EBITDA as comparative measures.

The following is a reconciliation of EBITDA and Adjusted EBITDA to net income (loss) for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net income (loss)	$(1,663)	$75	$5,675	$(5,048)
Depreciation and amortization	4,701	4,572	9,093	9,082
Interest expense	1,702	2,037	3,949	3,995
Income tax expense (benefit)	(348)	193	(213)	270
Net (income) loss from discontinued operations (1)	—	38	—	(134)

EBITDA from continuing operations	4,392	6,915	18,504	8,165
Acquisition and integration costs (2)	1,997	186	2,101	11
Employee separation and transition costs (3)	844	3	975	100
Gain on asset dispositions (4)	(1,683)	—	(15,609)	—

Adjusted EBITDA from continuing operations	5,550	7,104	5,971	8,276
Net income (loss) from discontinued operations (1)	—	(38)	—	134
Depreciation and amortization of discontinued operations	—	24	—	57
Income tax expense (benefit) from discontinued operations	—	(21)	—	69

Adjusted EBITDA from discontinued operations	—	(35)	—	260

Adjusted EBITDA from continuing & discontinued operations	5,550	7,069	5,971	8,536
Adjusted EBITDA attributable to noncontrolling interests	(1,409)	(2,297)	(1,862)	(2,968)

Adjusted EBITDA attributable to RLH Corporation	$4,141	$4,772	$4,109	$5,568

(1)

On October 3, 2017, the Company completed the sale of its entertainment segment. Based on this sale, the results of operations of the entertainment segment are reported as discontinued operations for all periods presented.

(2)

Net expenses for 2018 are associated with the Knights Inn and Vantage acquisitions. Net expenses for 2017 are associated with the Vantage acquisition. All acquisition costs and changes in the fair value and probability of contingent consideration are included within Acquisition and integration costs on the Condensed Consolidated Statements of Comprehensive Income (Loss).

(3)	The costs recognized in 2018 relate to employee separation, and the costs recognized in 2017 consisted of legal and consulting services associated with the CFO transition.
(4)

On October 5, 2017, we announced that we would be marketing for sale 11 of our owned hotels. In February 2018, five of the RL Venture properties sold, and in April and May two of the RL Venture properties sold.